UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2014 (December 3, 2014)

ALKERMES PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ireland	001—35299	98-1007018
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

Connaught House
1 Burlington Road
Dublin 4, Ireland
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: +353-1-772-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2014, the Compensation Committee of the Board of Directors (the “Committee”) of Alkermes plc (the “Company”) approved the Alkermes plc Affiliated Company Fiscal Year 2015 Reporting Officer Performance Pay Plan (the “Plan”) and established performance pay awards that may be earned for the Company’s 2015 fiscal year (January 1, 2015 to December 31, 2015) by the Company’s reporting officers. The Company’s reporting officers under the Plan are currently: (1) Chief Executive Officer and Chairman of the Board of Directors, (2) President, (3) Senior Vice President, Chief Financial Officer and Treasurer, (4) Senior Vice President, Corporate Development, (5) Senior Vice President, Chief Legal Officer, Chief Compliance Officer, and Secretary, (6) Senior Vice President, Research and Development and Chief Medical Officer, (7) Senior Vice President, Chief Operating Officer and Chief Risk Officer, (8) Senior Vice President, Chief Commercial Officer and (9) Senior Vice President, Corporate Communications (each a “Participant”). The performance awards will be paid based on the achievement of Company objectives and the individual performance of the Participants, as determined by the Committee. The Committee set the following as Company objectives under the Plan for fiscal year 2015: (1) Secure NDA approval for aripiprazole lauroxil; (2) Execute on development plans for pipeline products; (3) Execute commercial plans and successfully launch aripiprazole lauroxil; (4) Manufacture commercial products and clinical trial material to meet Company goals of quality, reliability and efficiency; (5) Achieve financial guidance; (6) Further develop infrastructure and resources to support Company initiatives; (7) Manage relationships with key business partners and evaluate new business opportunities to drive long-term growth and enhance shareholder value; and (8) Respond to changing business conditions (together, the “Performance Objectives”).

These Performance Objectives serve as the performance objectives for each Participant. The Committee reserves the right to modify the Plan, Performance Objectives or overall payouts under the Plan at any time during the course of the fiscal year, including in response to changing business goals, needs and operations. To be eligible to participate in the Plan, Participants must be actively employed by the Company at the time awards are paid by the Company. The performance awards will be paid within two and one-half months after the end of the Company’s 2015 fiscal year. The Plan is filed with this report as Exhibit 10.1.

For each Participant, the Committee established a performance pay range and target as a percentage of such Participant’s base salary based generally on comparable market data. The Committee set the range of the fiscal year 2015 performance pay award under the Plan for Richard F. Pops, the Company’s Chief Executive Officer and Chairman of the Board of Directors, at between 0% and 200% of base salary, with a target performance pay award of 100% of base salary. The Committee set the range of the fiscal year 2015 performance pay award under the Plan for the Company’s President, Shane Cooke, at between 0% and 150% of base salary, with a target performance pay award of 75% of base salary. The Committee set the range of the fiscal year 2015 performance pay awards under the Plan for Participants other than the President and Chief Executive Officer and Chairman of the Board of Directors at between 0% and 100% of base salary, with a target performance pay award of 50% of base salary.

Item 9.01   Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Alkermes plc Affiliated Company Fiscal Year 2015 Reporting Officer Performance Pay Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALKERMES PLC

Date: December 5, 2014	By:	/s/ James M. Frates
James M. Frates
Senior Vice President, Chief Financial Officer and Treasurer